Exhibit 99.1

Mindspeed Reports Fiscal Third Quarter 2010 Results

Company Delivers Target Non-GAAP Operating Margin of 15% and Non-GAAP Net Income of $0.18 Per Share

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--July 26, 2010--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal third quarter of 2010, which ended on July 2, 2010.

Fiscal Third Quarter 2010 Financial Highlights:

  Total Revenue: $43.3 million, up 8 percent from the prior fiscal quarter.
  Non-GAAP Gross Margin: 64.3 percent, down from 64.5 percent in the prior fiscal quarter; GAAP Gross Margin: 64.2 percent, down from 64.4 percent in the prior fiscal quarter.
  Non-GAAP Operating Margin: 15 percent, up from 12 percent in the prior fiscal quarter; GAAP Operating Margin: 12 percent, up from 8 percent in the prior fiscal quarter.
  Non-GAAP Diluted Earnings per Share: $0.18, up from $0.15 in the prior fiscal quarter; GAAP diluted earnings per share: $0.15, up from $0.10 in the prior fiscal quarter.
  Generated approximately $2.8 million of cash; the company ended the fiscal third quarter of 2010 with cash totaling $34.1 million.

Revenues for the fiscal third quarter of 2010 were $43.3 million and increased sequentially by 8 percent from revenues of $40.3 million in the prior fiscal quarter and increased year-over-year by 33 percent from revenues of $32.5 million in the fiscal third quarter of 2009.

Revenues from communications convergence processing solutions, formerly known as multiservice access, contributed 41 percent of fiscal third quarter of 2010 product revenues and increased 10 percent sequentially from the prior fiscal quarter. Revenues from high-performance analog products increased 6 percent sequentially from the prior fiscal quarter and represented 33 percent of product revenues. Wide area networking communications revenues contributed the remaining 26 percent of fiscal third quarter of 2010 product revenues and increased 5 percent sequentially from the prior fiscal quarter.

The company’s non-GAAP gross margin was $27.8 million, or 64.3 percent of revenues, for the fiscal third quarter of 2010. This is compared to the company’s non-GAAP gross margin of $26.0 million, or 64.5 percent of revenues, for the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal third quarter of 2010 was $27.8 million, or 64.2 percent of revenues, compared to $25.9 million, or 64.4 percent of revenues, for the prior fiscal quarter.

Total non-GAAP operating expenses for the fiscal third quarter of 2010 were $21.5 million, up $0.2 million sequentially from $21.3 million in the prior fiscal quarter. Total GAAP operating expenses for the fiscal third quarter of 2010 were $22.7 million, up $0.2 million when compared to total GAAP operating expenses for the prior fiscal quarter.

Non-GAAP operating income for the fiscal third quarter of 2010 was $6.3 million, compared to non-GAAP operating income of $4.7 million for the prior fiscal quarter. On a GAAP basis, operating income for the fiscal third quarter of 2010 was $5.0 million, compared to operating income of $3.4 million in the prior fiscal quarter.

The company’s non-GAAP net income for the fiscal third quarter of 2010 was $6.2 million, or $0.18 per share. This compares to a non-GAAP net income for the prior fiscal quarter of $4.5 million, or $0.15 per share. Presented on a GAAP basis, the company’s net income was $4.9 million, or $0.15 per share, for the fiscal third quarter of 2010, which includes stock-based compensation and related payroll costs, employee separation costs and legal settlement costs, among other items. This compares to a GAAP net income of $3.1 million, or $0.10 per share, for the prior fiscal quarter, which includes stock-based compensation and related payroll costs and restructuring charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

In the fiscal third quarter of 2010, the company generated approximately $2.8 million of cash. The company ended the quarter with cash totaling $34.1 million.

Commentary

“The third quarter was a significant quarter for Mindspeed as we achieved another quarter of record product revenue and we achieved our target operating model of 15 percent non-GAAP operating margin. Looking forward, we believe that our market leading positions in key product cycles such as fiber optic access, high-performance analog switching and signal conditioning for the enterprise and lastly, our newest initiative into the burgeoning 3G/4G wireless infrastructure market will allow us to deliver continued strong operating performance,” said Raouf Y. Halim, Mindspeed’s chief executive officer.

Outlook

Mindspeed expects fiscal fourth quarter of 2010 revenues to grow between 1 and 6 percent, or to approximately $43.7 million to $45.9 million, from the fiscal third quarter of 2010, excluding $7.5 million in expected patent sales that we announced today. The company expects fiscal fourth quarter of 2010 non-GAAP gross margin to be approximately 63.5 to 64.0 percent, excluding the expected patent sales. The company also expects non-GAAP operating expenses to be approximately $21.8 million in the fiscal fourth quarter of 2010, excluding $1.5 million in operating expense associated with the expected patent sales.

Fiscal Third Quarter 2010 Conference Call

Mindspeed will conduct a conference call announcing its third quarter fiscal 2010 results on Monday, July 26, 2010, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 800-593-9968 (domestic) or 210-795-2680 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 866-423-4831 (domestic) or 203-369-0844 (international). Replay will also be available in the Investors section of Mindspeed’s web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed Technologies, Inc. designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes today's separate but interrelated and converging enterprise, broadband access, metropolitan and wide area networks. Our products are classified into three focused product families: communications convergence processing, high-performance analog and wide area networking communications. Our products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers, digital loop carrier equipment, IP private branch exchanges (PBXs), optical modules, broadcast video systems and wireless base station equipment.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including but not limited to, statements under the headings “Commentary” and “Outlook” regarding: the future of the company’s business and operating performance; market positions; growth driven by the company’s fiber optic access, high-performance analog switching and signal conditioning for the enterprise and wireless infrastructure product cycles; business trends and economic cycles; and expected levels of revenues, gross margin and operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; fluctuations in the price of our common stock; constraints in the supply of wafers and other product components from our third-party manufacturers; cash requirements and terms and availability of financing; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; successful development and introduction of new products; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2010, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Nine months ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2010	2010	2009	2010	2009
			(As Adjusted)(*)		(As Adjusted)(*)
Net revenues:
Product	$43,281	$40,253	$32,545	$120,560	$86,809
Intellectual property	—	—	—	—	5,000
Total net revenues	43,281	40,253	32,545	120,560	91,809
Cost of goods sold:
Cost of goods sold, excluding asset impairments (a)(b)	15,501	14,333	12,618	43,297	33,230
Asset impairments (c)	—	—	—	—	3,667
Total cost of goods sold (a)(b)(c)	15,501	14,333	12,618	43,297	36,897

Gross margin	27,780	25,920	19,927	77,263	54,912

Operating expenses:
Research and development (a)	12,731	12,221	12,097	37,540	38,541
Selling, general and administrative (a)	10,190	10,391	9,880	30,215	31,705
Special charges (d)	(184)	(71)	9	605	6,896
Total operating expenses	22,737	22,541	21,986	68,360	77,142

Operating income/(loss)	5,043	3,379	(2,059)	8,903	(22,230)

Other expense, net	(73)	(198)	(1,034)	(895)	(1,165)

Income/(loss) before income taxes	4,970	3,181	(3,093)	8,008	(23,395)

Provision for income taxes	106	42	127	165	389

Net income/(loss)	$4,864	$3,139	$(3,220)	$7,843	$(23,784)

Net income/(loss) per share:
Basic	$0.15	$0.11	$(0.14)	$0.26	$(1.01)
Diluted (e)	$0.15	$0.10	$(0.14)	$0.25	$(1.01)

Weighted-average number of shares used in per share computation:
Basic	31,481	29,362	23,619	29,781	23,533
Diluted	36,075	30,687	23,619	30,942	23,533

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and nine months ended July 3, 2009 was $0.3 million and $2.7 million, respectively. The increase in our net loss in the first nine months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

(a) Includes stock-based compensation expense and related payroll costs.

(b) Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.2 million (July 2010), $0.4 million (April 2010) and $0.3 million (July 2009). For the nine months ended July 2, 2010 and July 3, 2009, the favorable effect of such sales was $1.1 million and $1.3 million.

(c) Asset impairments include the write-down of the carrying value of technology developed by Ample Communications, Inc., which was previously acquired by the company ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(d) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(e) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in third quarter of fiscal 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Nine months ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2010	2010	2009	2010	2009
			(As Adjusted)(*)		(As Adjusted)(*)
Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$27,824	$25,958	$19,945	$77,377	$58,802
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	44	38	18	114	68
Amortization of intangible assets (f)	—	—	—	—	155
Asset impairments (g)	—	—	—	—	3,667
Gross margin	$27,780	$25,920	$19,927	$77,263	$54,912

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$12,344	$11,994	$11,886	$36,619	$37,958
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	248	227	211	782	653
Asset impairments (g)	62	—	—	62	—
Employee separation costs (h)	77	—	—	77	(70)
Research and development expenses	$12,731	$12,221	$12,097	$37,540	$38,541

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,153	$9,307	$9,318	$27,479	$30,044
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	735	1,084	473	2,420	1,482
Asset impairments (g)	43	—	—	43	—
Employee separation costs (h)	159	—	—	159	(14)
Legal settlement costs (i)	100	—	—	100	—
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	89	14	212
Selling, general and administrative expenses	$10,190	$10,391	$9,880	$30,215	$31,705

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$21,497	$21,301	$21,204	$64,098	$68,002
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	983	1,311	684	3,202	2,135
Asset impairments (g)	105	—	—	105	—
Employee separation costs (h)	236	—	—	236	(84)
Legal settlement costs (i)	100	—	—	100	—
Special charges (j)	(184)	(71)	9	605	6,896
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	89	14	212
Operating expenses	$22,737	$22,541	$21,986	$68,360	$77,142

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Income/(Loss)
Non-GAAP operating income/(loss)	$6,327	$4,657	$(1,259)	$13,279	$(9,200)
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation and related payroll costs	1,027	1,349	702	3,316	2,203
Amortization of intangible assets (f)	—	—	—	—	155
Asset impairments (g)	105	—	—	105	3,667
Employee separation costs (h)	236	—	—	236	(84)
Legal settlement costs (i)	100	—	—	100	—
Special charges (j)	(184)	(71)	9	605	6,896
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	89	14	212
Operating income/(loss)	$5,043	$3,379	$(2,059)	$8,903	$(22,230)

Reconciliation of Non-GAAP Other Income/(Expense), Net to GAAP Other Expense, Net
Non-GAAP other income/(expense), net	$26	$(99)	$(695)	$(463)	$(1,169)
Items excluded from non-GAAP other income/(expense), net:
Gain on debt extinguishment (m)	—	—	—	—	1,121
Non-cash interest expense on convertible senior notes (n)	(99)	(99)	(339)	(432)	(1,117)
Other expense, net	$(73)	$(198)	$(1,034)	$(895)	$(1,165)

Reconciliation of Non-GAAP Net Income/(Loss) to GAAP Net Income/(Loss)
Non-GAAP net income/(loss)	$6,247	$4,516	$(2,081)	$12,651	$(10,758)
Items excluded from non-GAAP net income/(loss):
Stock-based compensation and related payroll costs	1,027	1,349	702	3,316	2,203
Amortization of intangible assets (f)	—	—	—	—	155
Asset impairments (g)	105	—	—	105	3,667
Employee separation costs (h)	236	—	—	236	(84)
Legal settlement costs (i)	100	—	—	100	—
Special charges (j)	(184)	(71)	9	605	6,896
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	89	14	212
Gain on debt extinguishment (m)	—	—	—	—	(1,121)
Non-cash interest expense on convertible senior notes (n)	99	99	339	432	1,117
Net income/(loss)	$4,864	$3,139	$(3,220)	$7,843	$(23,784)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Income/(Loss) Per Share
Net income/(loss) per share, basic:
Non-GAAP net income/(loss)	$0.20	$0.15	$(0.09)	$0.42	$(0.46)
Adjustments	(0.05)	(0.04)	(0.05)	(0.16)	(0.55)
Net income/(loss)	$0.15	$0.11	$(0.14)	$0.26	$(1.01)

Net income per share, diluted:
Non-GAAP net income (o)	$0.18	$0.15		$0.41
Adjustments	(0.03)	(0.05)		(0.16)
Net income (o)	$0.15	$0.10		$0.25

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and nine months ended July 3, 2009 was $0.3 million and $2.7 million, respectively. The increase in our net loss in the first nine months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

(f) Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of Ample in the fourth quarter of fiscal 2007.

(g) Asset impairments include the write-off of certain facility related assets resulting from the reconfiguration of our corporate headquarters completed in the third quarter of fiscal 2010, as well as the write-down of the carrying value of technology developed by Ample ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million) performed in the second quarter of fiscal 2009.

(h) Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(i) Legal settlement costs consists of amounts paid to settle a dispute with the former landlord of our corporate headquarters.

(j) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(k) Reverse stock split costs consist of the costs incurred to effect and account for the reverse stock split.

(l) Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(m) Gain on debt extinguishment represents the gain we recorded in connection with extinguishing portions of our convertible debt instrument.

(n) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company’s 3.75% and 6.5% convertible senior notes.

(o) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in third quarter of fiscal 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, asset impairments, amortization of intangible assets, legal settlement costs, employee separation costs, costs related to our reverse stock split and employee option exchange program, the effects of special charges such as asset impairments and restructuring charges, gain on extinguishment of debt and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income/(loss), other income/(expense), net, net income/(loss) and net income/(loss) per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense and related payroll costs, amortization of intangible assets and asset impairments. Non-GAAP research and development expenses excludes stock-based compensation and related payroll costs, asset impairments and employee separation costs. Non-GAAP selling, general and administrative expenses excludes stock-based compensation and related payroll costs, asset impairments, employee separation costs, legal settlement costs, reverse stock split costs and employee option exchange costs. Non-GAAP operating expenses excludes stock-based compensation expense and related payroll costs, asset impairments, employee separation costs, legal settlement costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP operating income/(loss) excludes stock-based compensation expense and related payroll costs, employee separation costs, amortization of intangible assets, asset impairments, legal settlement costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP other income/(expense), net, excludes gain on extinguishment of debt and non-cash interest expense on our convertible senior notes. Non-GAAP net income/(loss) and non-GAAP net income/(loss) per share exclude stock-based compensation expense and related payroll costs, amortization of intangible assets, asset impairments, employee separation costs, legal settlement costs, special charges, reverse stock split costs, employee option exchange costs, gain on extinguishment of debt and non-cash interest expense on our convertible senior notes.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude the amortization of intangible assets and asset impairments from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges, employee separation costs, legal settlement costs, reverse stock split costs, costs related to our employee option exchange program and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude gain on debt extinguishment because it is considered by management to be outside our core operating activities.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, amortization of intangible assets, asset impairments, our reverse stock split, our employee option exchange program, employee separation costs, legal settlement costs, special charges, gain on extinguishment of debt and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	July 2,	October 2,
	2010	2009
		(As Adjusted)(*)
ASSETS
Current Assets
Cash and cash equivalents	$34,107	$20,891
Receivables, net	18,507	7,662
Inventories	9,393	10,902
Deferred tax assets - current	1,220	1,574
Prepaid expenses and other current assets	2,461	2,529
Total current assets	65,688	43,558

Property, plant and equipment, net	12,424	11,018
License agreements	6,613	6,505
Other assets	1,160	1,382
Total assets	$85,885	$62,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,817	$6,338
Accrued compensation and benefits	5,886	5,788
Accrued income taxes	229	525
Deferred income on sales to distributors	3,672	2,604
Deferred revenue	813	1,106
Restructuring	60	448
Convertible senior notes – short term	—	10,349
Other current liabilities	3,081	2,177
Total current liabilities	23,558	29,335

Convertible senior notes – long term	13,710	13,415
Other liabilities	1,512	823
Total liabilities	38,780	43,573

Stockholders' equity	47,105	18,890
Total liabilities and stockholders' equity	$85,885	$62,463

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and nine months ended July 3, 2009 was $0.3 million and $2.7 million, respectively. The increase in our net loss in the first nine months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Nine months ended
	July 2,	July 3,
	2010	2009
		(As Adjusted)(*)
Cash Flows From Operating Activities
Net income/(loss)	$7,843	$(23,784)
Adjustments required to reconcile net income/(loss) to the net cash provided by/(used in) operating activities:
Depreciation and amortization	4,568	4,582
Asset impairments	—	5,498
Restructuring charges	605	4,031
Stock compensation	3,165	2,196
Inventory provisions	1,417	1,279
Gain on debt extinguishment	—	(1,121)
Amortization of debt discount on convertible senior notes	446	1,117
Other non-cash items, net	346	103
Changes in assets and liabilities:
Receivables	(10,881)	6,277
Inventories	92	3,384
Accounts payable	3,070	(4,746)
Deferred income on sales to distributors	1,068	(2,030)
Restructuring	(1,005)	(2,825)
Accrued expenses and other current liabilities	384	(2,615)
Other	(633)	1,002

Net cash provided by/(used in) operating activities	10,485	(7,652)

Cash Flows From Investing Activities
Capital expenditures	(4,945)	(5,932)

Net cash used in investing activities	(4,945)	(5,932)

Cash Flows From Financing Activities
Gross proceeds from sale of equity	18,300	—
Offering costs from sale of equity	(1,307)	—
Extinguishment of convertible debt	(10,500)	(17,320)
Payments made on capital lease obligations	(380)	—
Borrowings under line of credit	7,000	—
Payments made on borrowings under line of credit	(7,000)	—
Debt issuance costs	—	(256)
Exercise of options and warrants	1,470	—

Net cash provided by/(used in) financing activities	7,583	(17,576)

Effect of foreign currency exchange rates on cash	93	(2)

Net increase/(decrease) in cash and cash equivalents	13,216	(31,162)
Cash and cash equivalents at beginning of period	20,891	43,033

Cash and cash equivalents at end of period	$34,107	$11,871

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and nine months ended July 3, 2009 was $0.3 million and $2.7 million, respectively. The increase in our net loss in the first nine months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Nine months ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2010	2010	2009	2010	2009

Gross margin %	64%	64%	61%	64%	60%

Cash provided by/(used in):
Operating activities	$3,784	$4,720	$(378)	$10,485	$(7,652)
Investing activities	(1,898)	(2,239)	(2,340)	(4,945)	(5,932)
Financing activities	865	17,325	—	7,583	(17,576)
Effect of foreign currency on cash	8	61	21	93	(2)
Net increase/(decrease) in cash	$2,759	$19,867	$(2,697)	$13,216	$(31,162)

Depreciation	$1,232	$1,230	$1,233	$3,653	$3,807
Capital expenditures	1,976	1,315	308	5,124	3,278

Revenues by region:
Americas	$10,472	$7,888	$6,989	$26,978	$28,042
Europe	2,977	3,508	2,364	8,837	9,378
Asia-Pacific	29,832	28,857	23,192	84,745	54,389
	$43,281	$40,253	$32,545	$120,560	$91,809

Revenues by product line:
Communications convergence processing products	$17,823	$16,168	$13,642	$47,946	$35,212
High-performance analog products	14,332	13,531	9,998	39,442	28,679
WAN communications products	11,126	10,554	8,905	33,172	22,918
Total net product revenues	43,281	40,253	32,545	120,560	86,809
Intellectual property	—	—	—	—	5,000
Total net revenues	$43,281	$40,253	$32,545	$120,560	$91,809

CONTACT:
Press Relations Contact:
Magnet PR Group
Lisa Briggs, 949-305-5131
lisab@magnetprgroup.com
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Andrea D. Williams, 949-579-3111